                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement        [_]  Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                            IDX Systems Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            IDX SYSTEMS CORPORATION
                              1400 Shelburne Road
                                 P.O. Box 1070
                        South Burlington, Vermont 05403

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 15, 2000

To The Stockholders:

  The 2000 Annual Meeting of Stockholders of IDX Systems Corporation will be held at the Clarion Hotel and Conference Center at 1117 Williston Road, South Burlington, Vermont 05403, on Monday, May 15, 2000 at 10:00 a.m., local time, to consider and act upon the following matters:

  1. To elect three Class II Directors to serve for the ensuing three years.

  2. To consider and act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  Stockholders of record at the close of business on April 5, 2000 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the company will remain open for the purchase and sale of the company's common stock.

  All stockholders are cordially invited to attend the meeting.

                                          By order of the Board of Directors,

                                          ROBERT W. BAKER, JR., Secretary

South Burlington, Vermont
April 21, 2000

  Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed Proxy Card and promptly mail it in the enclosed envelope in order to assure representation of your shares at the Annual Meeting. No postage need be affixed if the Proxy Card is mailed in the United States.

                            IDX SYSTEMS CORPORATION

                              1400 Shelburne Road
                                 P.O. Box 1070
                        South Burlington, Vermont 05403

          PROXY STATEMENT FOR THE 2000 ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held on May 15, 2000

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IDX Systems Corporation for use at the 2000 Annual Meeting of Stockholders to be held at the Clarion Hotel and Conference Center at 1117 Williston Road, South Burlington, Vermont 05403, on Monday, May 15, 2000 at 10:00 a.m., local time, and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the company.

  The company's Annual Report for the year ended December 31, 1999 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about April 21, 2000.

  A copy of the company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request of Investor Relations, IDX Systems Corporation, 1400 Shelburne Road, P.O. Box 1070, South Burlington, Vermont 05403. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

Voting Securities and Votes Required

  On April 5, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 28,013,339 shares of common stock of the company, $.01 par value per share. Each share is entitled to one vote.

  Under the Vermont Business Corporation Act, the holders of a majority of the shares of common stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Shares of common stock present in person or represented by proxy (including such shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

  For the election of Directors, it is required under the Vermont Business Corporation Act that there be an affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting at which a quorum is present. If a quorum exists, action on any other matter properly coming before the Annual Meeting is approved if the votes cast by the holders of the shares of common stock voting on such matter exceed the votes cast opposing such matter.

  Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information, as of January 31, 2000, with respect to the beneficial ownership of the company's common stock by:

  . each person known by the company to own beneficially more than 5% of the outstanding shares of the company's common stock;

  .  each current Director and nominee for Director;

  . each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below (with the exception of Henry M. Tufo, M.D., each, a "Named Executive Officer");

  . and all current Directors and executive officers of the company as a group.

  The following table also sets forth certain information, as of January 31, 2000, with respect to the beneficial ownership of shares of common stock and Series A convertible preferred stock of Channelhealth Incorporated, a privately-held majority-owned subsidiary of the company ("CHI"), by each current Director and nominee for Director, each Named Executive Officer and all current Directors and executive officers of the company as a group. The directors and officers of the company disclaim beneficial ownership of the shares of common stock of CHI which are owned by the company.

  The number of shares of common stock beneficially owned by each Director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, as well as any shares that the individual has the right to acquire within 60 days after January 31, 2000, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                                  Shares of
                                                                                 CHI Series A
                                       Shares of                     Shares of   Convertible
                                       IDX Common                    CHI Common   Preferred
                                         Stock      Percentage of      Stock        Stock
                                      Beneficially IDX Common Stock Beneficially Beneficially
Name and Address of Beneficial Owner     Owned     Outstanding(/1/)  Owned(/2/)   Owned(/3/)
------------------------------------  ------------ ---------------- ------------ ------------
5% Stockholders
Robert H. Hoehl(/4/).....               6,047,797        21.7%              0       105,000
 c/o IDX Systems Corpora-
  tion
 1400 Shelburne Road
 South Burlington, VT
  05403
Richard E. Tarrant(/5/)..               6,117,950        21.9%        105,000             0
 c/o IDX Systems Corpora-
  tion
 1400 Shelburne Road
 South Burlington, VT
  05403
Amy E. Tarrant(/6/)......               2,824,785        10.1%            N/A           N/A
 Fairholt
 570 South Prospect
  Street
 Burlington, VT 05401
Pequot Capital Manage-
 ment, Inc.(/7/).........               2,545,400         9.1%            N/A     2,542,243
 500 Nyala Farm Road
 Westport, CT 06880
Wellington Management
 Company, LLP(/8/).......               2,337,900         8.4%            N/A           N/A
 75 State Street
 Boston, MA 02109

Other Directors
Henry M. Tufo,
 M.D.(/9/)...............                  59,758           *               0        15,000
Frank T. Sample(/10/)....                  18,259           *               0         1,000
Stuart H. Altman,
 Ph.D(/11/)..............                  10,268           *               0        10,000
Steven M.
 Lash(/12/)(/13/)........                   5,901           *               0         5,000
Allen Martin,
 Esq.(/14/)..............                  12,102           *               0        21,186
Mark F. Wheeler,
 MD(/15/)(/16/)..........                  43,980           *          15,000        20,000
Peter W. Van Etten.......                       0           *               0             0

Other Named Executive Of-
 ficers
James H. Crook,
 Jr.(/16/)(/17/).........                 235,784           *         105,000             0
Robert F.
 Galin(/16/)(/18/).......                  47,569           *          90,000             0
Jeffrey M.
 Blanchard(/16/)(/19/)...                  46,536           *          80,000             0
John A.
 Kane(/16/)(/20/)........                  40,527           *          80,000             0
All current directors and
 executive officers as a
 group
 (18 persons)(/21/)......              12,782,464        45.4%        671,000       177,186

--------
*  Represents holdings of less than one percent.
(1) Number of shares deemed outstanding includes 27,932,479 shares as of January 31, 2000, plus any shares subject to options held by the person or entity in question that are exercisable on or within 60 days after January 31, 2000.
(2) Shares of common stock of CHI beneficially owned by the Directors, Named Executive Officers and all directors and executive officers as a group include shares issuable to such officer or Director on or within 60 days after January 31, 2000 upon exercise of outstanding stock options. As of January 31, 2000, no Directors or officers owned more than 1% of the CHI common stock outstanding, and all Directors and executive officers as a group beneficially owned 2.6% of the total CHI common stock outstanding as of such date.
(3) As of January 31, 2000, no executive officers and only one Director, Robert H. Hoehl (who owns 3.9%), owned more than 1% of the Series A convertible preferred stock of CHI outstanding; and all directors and executive officers as a group beneficially owned 6.5% of the Series A convertible preferred stock of CHI outstanding.
(4) Includes 697,500 shares held by Mr. Hoehl as trustee of the Robert H. Hoehl Grantor Retained Annuity Trust and 697,500 shares held by Mr. Hoehl as trustee of the Cynthia K. Hoehl Grantor Retained Annuity Trust, as to which shares Mr. Hoehl disclaims beneficial ownership. Also includes 92,052 shares held by Mr. Hoehl's wife, Cynthia K. Hoehl as the trustee of four trusts (23,013 shares each), the beneficiaries of which are the Hoehl's children, as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership. Also includes 80,000 shares held by the Hoehl Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Mr. and Mrs. Hoehl and certain of their children, and as to which shares Mr. and Mrs. Hoehl each disclaim beneficial ownership. Also includes 43,590 shares held by Mrs. Hoehl, as to which shares Mr. Hoehl disclaims beneficial ownership. Also includes 4,437,155 shares that may become subject to a voting trust upon the death or incompetence of Mr. Hoehl.
(5) Includes 698,000 shares held by Mr. Tarrant as trustee of the Richard E. Tarrant Grantor Retained Annuity Trust, as to which shares Mr. Tarrant disclaims beneficial ownership. Also includes 2,575,365 shares held by Amy E. Tarrant in her sole name and 70,920 shares held by Amy E. Tarrant, Mr. Tarrant's former wife, as the trustee of five trusts (14,184 shares each), the beneficiaries of which are the Tarrants' children, which shares are subject to an informal voting arrangement between Amy E. Tarrant and Mr. Tarrant with Mr. Tarrant having full voting power, and as to which shares Mr. Tarrant and Amy E. Tarrant each disclaim beneficial ownership. Also includes 148,500 shares held by the Tarrant Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Mr. Tarrant, Amy Tarrant and certain of their children, and as to which shares Mr. Tarrant and Amy Tarrant each disclaim beneficial ownership. Also includes 2,617,665 shares that may become subject to a voting trust upon the death or incompetence of Mr. Tarrant. Of the shares held by Mr. Tarrant in his sole name, 2,571,965 shares are held in a margin account with BT Alex. Brown, which shares may from time to time pledged by Mr. Tarrant in order to secure short-term loans which may be obtained by Mr. Tarrant from BT Alex. Brown. Also includes 7,500 shares subject to outstanding stock options held by Mr. Tarrant that are exercisable on or within 60 days after January 31, 2000.
(6) This information is derived from a Schedule 13G filed with the SEC on March 24, 2000. Includes 2,575,365 shares held by Amy E. Tarrant in her sole name and 70,920 shares held by Amy E. Tarrant, as trustee which are subject to an informal voting arrangement between Amy E. Tarrant and Richard E. Tarrant with Richard E. Tarrant having full voting power, and 148,500 shares held by the Tarrant Family Foundation, a Vermont non-profit corporation, the officers and trustees of which are Amy E. Tarrant and Richard E. Tarrant and certain of their children, and as to which shares Amy E. Tarrant and Richard E. Tarrant each disclaim beneficial ownership.
(7) Represents shares held by Pequot Capital Management, Inc. as reported in a Schedule 13G filed with the SEC on February 10, 2000. Also represents shares of Series A convertible preferred stock of CHI owned by Pequot Private Equity Fund II, L.P., an affiliate of Pequot Capital Management, Inc.
(8) Represents 2,337,900 shares of the company's common stock which are held of record by clients of Wellington Management Company, LLP, and which shares may be deemed to be beneficially owned by Wellington Management in its capacity as investment adviser, as reported in a Schedule 13G/A filed with the SEC on February 11, 2000.

(9) Includes 11,524 shares subject to outstanding stock options held by Dr. Tufo that are exercisable on or within 60 days after January 31, 2000.
(10) Includes 1,448 shares subject to outstanding stock options held by Mr. Sample that are exercisable on or within 60 days after January 31, 2000.
(11) Includes 7,246 shares subject to outstanding stock options held by Dr. Altman that are exercisable on or within 60 days after January 31, 2000.
(12) Includes 5,246 shares subject to outstanding stock options held by Mr. Lash that are exercisable on or within 60 days after January 31, 2000.
(13) Consists of 5,000 shares of Series A convertible preferred stock of CHI held by Mr. Lash and Cia Colobella Lash as trustees of the Lash Family Trust U/A dated 12/15/99 as to which shares Mr. and Mrs. Lash each disclaim beneficial ownership.
(14) Includes 592 shares subject to outstanding stock options held by Mr. Martin that are exercisable on or within 60 days after January 31, 2000.
(15) Includes 3,125 shares held in the company's 401(k) plan and 13,920 shares subject to outstanding stock options held by Dr. Wheeler that are exercisable on or within 60 days after January 31, 2000.
(16) Includes for the following persons, the following shares of CHI common stock which are subject to stock options exercisable on or within 60 days after January 31, 2000: Robert W. Baker, Jr., 80,000 shares; Gene
      H. Barduson, 20,000 shares; Mr. Blanchard, 80,000 shares; Vicki Blanchard, 32,000 shares; Mr. Crook, 105,000 shares; Mr. Galin, 90,000 shares; Stephen C. Gorman, 32,000 shares; Mr. Kane, 80,000 shares; Walt
      N. Marti, 32,000 shares; and Mr. Wheeler, 15,000 shares.
(17) Includes 52,487 shares held by Mr. Crook as trustee of the James H. Crook, Jr. Grantor Retained Annuity Trust, as to which shares Mr. Crook disclaims beneficial ownership. Also includes 8,521 shares jointly held by Mr. Crook and Mr. Crook's wife, Andrea Crook, and 31,802 shares subject to stock options held by Mr. Crook that are exercisable on or within 60 days after January 31, 2000.
(18) Includes 45,819 shares subject to outstanding stock options held by Mr. Galin that are exercisable on or within 60 days after January 31, 2000.
(19) Consists of 46,536 shares subject to outstanding stock options held by Mr. Blanchard that are exercisable on or within 60 days after January 31, 2000.
(20) Includes 15,553 shares held by Mr. Kane as trustee of the John A. Kane Grantor Retained Annuity Trust, as to which shares Mr. Kane disclaims beneficial ownership. Also includes 16,647 shares subject to outstanding stock options held by Mr. Kane that are exercisable on or within 60 days after January 31, 2000.
(21) Includes an aggregate of 188,280 shares subject to outstanding stock options held by the Directors and the Named Executive Officers that are exercisable on or within 60 days after January 31, 2000. Also includes
      (a) 13,858 shares subject to outstanding stock options held by Robert W. Baker, Jr., Vice President, General Counsel and Secretary, that are exercisable on or within 60 days after January 31, 2000, (b) 12,500 shares subject to outstanding stock options held by Walt N. Marti, Vice President, Radiology and Imaging Solutions Division, that are exercisable on or within 60 days after January 31, 2000, (c) 13,750 shares subject to outstanding stock options held by Vicki Blanchard, Vice President, Integrated Solutions Division, that are exercisable on or within 60 days after January 31, 2000 and (d) 7,475 shares subject to outstanding stock options held by Stephen C. Gorman, Vice President, Systems Division, that are exercisable on or within 60 days after January 31, 2000.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes (designated Class I Directors, Class II Directors and Class III Directors), with members of each class serving for staggered three-year terms. There are currently three Class I Directors, whose terms expire at the 2002 Annual Meeting of Stockholders, three Class II Directors, whose terms expire at this Meeting, and three Class III Directors, whose terms expire at the 2001 Annual Meeting of Stockholders. In each case, members of each class hold office until their successors have been duly elected and qualified and subject to their earlier death, resignation or removal. There are no family relationships between or among any Directors of the company.

  The nominees for Class II Director, Henry M. Tufo, M.D., Steven M. Lash and Peter W. Van Etten are presently serving as Class II Directors of the company. Dr. Tufo has been a Director since 1995; Mr. Lash, since 1995; and Mr. Van Etten, since September 1999. The persons named in the enclosed proxy will vote for the election of each of the nominees for Class II Director unless the proxy is marked otherwise or unless one or more nominees is unable or unwilling to serve. If elected, Dr. Tufo and Messrs. Lash and Van Etten will serve until the 2003 Annual Meeting of Stockholders (subject to the election and qualification of their successors and to their earlier death, resignation or removal). Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by the Board or the Board may reduce the number of Directors.

  Set forth below are the names of, and certain information with respect to, the members of the Board (including the nominees for Class II Director). Information with respect to the number of shares of common stock beneficially owned by each Director, directly or indirectly, as of January 31, 2000, appears under the heading "Security Ownership of Certain Beneficial Owners and Management."

                               CLASS I DIRECTORS

  Richard E. Tarrant, age 57, co-founded the company in 1969 and has served as a Director and as the Chief Executive Officer of the company since that time; he was also President of the company from 1969 to February 1999. Mr. Tarrant served as a member of the Board of Trustees for the University Health Center (Vermont), an academic medical center, from July 1988 to December 1994 and as Chairman of the Board of Trustees of the University Health Center (Vermont) from 1992 to 1994.

  Frank T. Sample, age 54, has served as a Director of the company since July 1997 and was Executive Vice President of the company from July 1997 to November 1997. Mr. Sample has served as President, Chief Executive Officer and Director of VitalCom Inc., an enterprise-wide patient monitoring and communications company, since November 1997, and as Chairman of its Board since February 1998. Mr. Sample was President, Chief Executive Officer and a Director of PHAMIS Incorporated from December 1990 to July 1997.

  Allen Martin, Esq., age 62, has served as a Director of the company since February 1999. Mr. Martin is an attorney and has been a Director of the law firm of Downs Rachlin & Martin PLLC since 1970. He is the head of that firm's Health Care Practice Group; he also concentrates in corporate and utility finance law. Mr. Martin is a Director and the Chairman of the Board of WICOR Americas, Inc. Mr. Martin is also a Director and Chairman of the Finance Committee of Union Mutual Insurance, a property and casualty mutual insurance company.

                        NOMINEES FOR CLASS II DIRECTORS

  Henry M. Tufo, M.D., age 60, has served as a Director of the company since November 1995 and as a consultant since September 1999. Dr. Tufo served as Executive Vice President from September 1995 to September 1999. He served as Chief Operating Officer of the company from September 1996 to February 1999; as Vice President and Chief Medical Officer from August 1995 to September 1995; and as a consultant from February 1995 to August 1995. Dr. Tufo was the Chairman of Vermont Managed Care, a managed care organization which is wholly owned by Fletcher Allen Healthcare, an integrated delivery network, from July 1990 to October 1997. Dr. Tufo was the President and Chief Executive Officer of University Health Center (Vermont) from July 1989 to December 1994. Dr. Tufo is Professor of Medicine at University of Vermont College of Medicine.

  Steven M. Lash, age 46, has served as a Director of the company since November 1995. Since July 1999, Mr. Lash has served as President and Chief Executive Officer of DermTech International, a provider of dermatology focused consulting and preclinical and clinical testing services for the health and beauty aid, chemical, cosmetic and pharmaceutical industries. Mr. Lash engaged in business as an independent consultant from June 1998 to July 1999. Mr. Lash served as Chief Financial Officer of FPA Medical Management, a physician management organization, from September 1994 to March 1998, and as Executive Vice President of FPA Medical Management from September 1994 to June 1998. FPA Medical Management filed for protection under Chapter 11 of the United States Bankruptcy Code in the United States District Court for the District of Delaware in July 1998. Mr. Lash was the Executive Vice President of Sharp Healthcare, a hospital and clinic system, from January 1980 to September 1994.

  Peter W. Van Etten, age 53, has served as a Director of the company since September 1999. Mr. Van Etten has been the President and Chief Executive Officer of the Juvenile Diabetes Foundation since January 2000. He served as President and Chief Executive Officer of UCSF, Stanford Health Care from February 1997 to November 1999 and as President and Chief Executive Officer of Stanford Health Services from 1994 to 1997. He also served as Chief Financial Officer of Stanford University from 1991 to 1994.

                              CLASS III DIRECTORS

  Robert H. Hoehl, age 58, co-founded the company in 1969 and has served as Chairman of the Board since that time. Since October 1996, Mr. Hoehl has assisted Mr. Tarrant with new business initiatives and acquisitions. Mr. Hoehl served as Executive Vice President of the company until his resignation in October 1996.

  Stuart H. Altman, Ph.D., age 62, has served as a Director of the company since November 1995. Dr. Altman has been a Professor of National Health Policy at The Heller School at Brandeis University since 1977. He served as Dean of The Heller School from September 1977 to June 1993 and as Professor of Economics at Brown University from 1966 to 1970. In November 1997, Dr. Altman was appointed by President Clinton to the Bipartisan Commission on the Future of Medicare. He was a four-term chairman of the U.S. Congressional Prospective Payment Assessment Commission from 1983 to April 1996 and served as a senior member of the Clinton-Gore Health Policy Transition Group from November 1992 to January 1993. Mr. Altman is a member of the Board of Directors of OrthoLogic Corp., a developer, manufacturer and marketer of orthopedic devices designed to promote the healing of musculoskeletal tissue.

  Mark F. Wheeler, M.D., M.P.H., age 50, has served as a Director of the company since February 1999 and as its Chief Technical Architect since July 1997. He co-founded PHAMIS in 1981 and served as its Director of Research and Development from its founding until its acquisition by IDX.

Board of Directors and Committee Meetings

  The company has a standing Audit Committee of the Board, which provides the opportunity for direct contact between the company's independent auditors and the Board. The Audit Committee has responsibility for recommending the appointment of the company's independent auditors, and reviewing the scope and results of audits and reviewing the company's internal accounting control policies and procedures. The Audit Committee held five meetings in 1999. The members of the Audit Committee are Mr. Lash (Chairman), Dr. Altman and Dr. Tufo.

  The company also has a standing Compensation Committee of the Board, which provides recommendations to the Board regarding salaries and incentive compensation for employees and consultants of the company. The Compensation Committee establishes and modifies the compensation of certain officers of the company; administers all of the company's stock option and other employee benefit plans; grants stock options under the company's stock option plans, including, through a subcommittee composed solely of non-employee Directors, to certain executive officers of the company; and engages, determines the terms of any employment agreements and arrangements with, and is responsible for the termination of, certain officers of the company. The Compensation Committee held one meeting and acted eight times by unanimous written consent in 1999. The subcommittee held no meetings and acted twice by unanimous written consent in 1999. The members of the Compensation Committee are Dr. Altman (Chairman), Mr. Lash and Mr. Tarrant. The members of the subcommittee are Dr. Altman and Mr. Lash. Mr. Tarrant did not and will not participate in decisions concerning his own compensation. See "Report of the Compensation Committee" below.

  The company also has a standing Committee on Interested Director Transactions, which considers transactions in which Directors have an interest. The committee held two meetings and acted once by unanimous written consent during 1999. The members of the committee are Dr. Altman (Chairman), Mr. Lash and Mr. Sample.

  The company also has a standing Benefits Committee, which carries out all of the duties and obligations of the company as plan administrator under its employee health and welfare benefit plans. The committee held no meetings and acted once by unanimous written consent during 1999. The members of the committee are Dr. Tufo (Chairman) and Dr. Altman.

  The company also has an Internet Committee, which considers matters and transactions related to the company's Internet strategy. The committee held three meetings and did not act by unanimous written consent during 1999. The members of the committee are Mr. Hoehl (Chairman), Mr. Lash, Martin, Mr. Tarrant and Mr. Wheeler.

  The company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board. The Board will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for Director should send such recommendations to the Secretary of the company at the principal office of the company, who will forward them to the Board for consideration.

  The Board held five meetings during 1999. All Directors attended at least 75% of the meetings of the Board and all committees of the Board on which they served.

Board of Directors Compensation

  All of the Directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee Director earns:

  .  a $5,000 annual fee;

  .  $1,500 for attendance at each regular and special meeting of the Board;
     and

  . a $500 fee for each regular and special meeting of the Board, if such Director does not attend such meeting in person.

  Each non-employee Director who serves as the chairman of a committee of the Board also earns an annual fee of $1,000. In addition, on the date of each annual meeting of stockholders of the company, each nonemployee Director who has attended at least 80% of the meetings of the Board over the prior year receives a number of shares of common stock equal to $60,000 divided by the average of the high and low prices of the common stock as listed on the Nasdaq National Market on that date. Employee Directors do not receive any compensation in their capacities as Directors.

  For the fiscal year ended December 31, 1999, Dr. Altman earned $13,000, Mr. Lash earned $16,000, Mr. Sample earned $12,000, Mr. Martin earned $13,000 and Mr. Van Etten earned $4,000 in Directors' fees. In addition, in connection with services rendered as a non-employee Director of the company for the fiscal year ended December 31, 1999, Dr. Altman, Mr. Lash and Mr. Sample each received 481 shares of common stock and Mr. Martin received 160 shares of common stock. On November 15, 1999, Mr. Wheeler was granted an option to purchase 15,000 shares of common stock of CHI at an exercise price of $10.00 per share, which option is fully vested and exercisable.

  1995 Director Stock Option Plan. The 1995 Director Stock Option Plan was adopted by the Board and approved by the stockholders of the company in September 1995. Amendments to this Director Plan were adopted by the Board in February, March and April 1997 and approved by the stockholders in April and July 1997.

  Under the current terms of the Director Plan, Directors of the company who are not employees of the company or any subsidiary of the company are eligible to receive non-statutory options to purchase shares of common stock. A total of 80,000 shares of common stock may be issued upon exercise of options granted under the Director Plan.

  Pursuant to the current terms of the Director Plan, the selection of a non-employee Director as a recipient of an option, the timing of the grant of any such option, the exercise price of any such option and the number shares of common stock subject to any such option are determined by (1) the Board or (2) a committee or subcommittee composed solely of two or more non-employee Directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended) having full authority to act in the matter.

  Options granted under the Director Plan are not transferable by the optionee except by will or by the laws of descent and distribution. Each option granted under the Director Plan shall terminate and may no longer be exercised on the earlier of (1) the date 10 years after the date of grant or (2) the date one year after the optionee ceases to serve as a Director of the company (but in no event later than 10 years after the date of grant); provide that, in the event an optionee ceases to serve as a Director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then the exercisable portion of the option may be exercised, within the period of one year following the date the optionee ceases to serve as a Director (but in no event later than 10 years after the date of grant), by the optionee or by the person to whom the option is transferred by will, by the laws of descent and distribution, or by written notice.

  During fiscal year 1999, Dr. Altman, Mr. Lash, Mr. Martin and Mr. Sample were each granted an option under the Director Plan to purchase 2,887 shares of common stock at an exercise price of $20.7813 per share. In addition, on the date of this Annual Meeting, Dr. Altman, Mr. Lash, Mr. Sample, Mr. Martin and Mr. Van Etten will each receive an option under the Director Plan to purchase the number of shares of common stock equal to $60,000 divided by the average of the high and low prices of the common stock on the Nasdaq National Market on that date (the "Market Price") at an exercise price per share equal to the Market Price.

Compensation of Executive Officers

                             SUMMARY COMPENSATION

  The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the company's President and Chief Executive Officer and the company's four other most highly compensated executive officers during fiscal 1999 (the "Named Executive Officers"), in addition to Henry M. Tufo, M.D., the former Executive Vice President and Chief Operating Officer.

                                                       Long Term
                                   Annual            Compensation
                                Compensation            Awards
                              ---------------------- -------------
                                                      Securities       All Other
Name and Principal             Salary        Bonus    Underlying   Compensation(/2/)
Position                 Year   ($)           ($)    Options(/1/)         ($)
------------------       ---- --------      -------- ------------- -----------------
Richard E.
 Tarrant(/3/)........... 1999 $372,986      $ 74,250        30,000      $   --
 Chief Executive Officer
  and former President                               (CHI) 105,000          --
                         1998  372,984        97,083           --        15,215
                         1997  372,992           --            --        18,107
James H. Crook,
 Jr.(/4/)............... 1999  316,374        45,570        85,000        4,800
 Vice President                                      (CHI) 105,000
                         1998  264,600        70,000           --        15,215
                         1997  264,600        70,000        23,437       18,107
Robert F. Galin......... 1999  192,500        53,250        20,000        2,680
 Vice President, Sales                                (CHI) 90,000
                         1998  180,000       130,500           --        15,215
                         1997  159,250       165,750         9,545       18,107
Jeffrey M. Blanchard.... 1999  192,500        26,250        35,000        4,800
 Vice President, Client
  Services                                            (CHI) 80,000
                         1998  160,000        96,415           --        15,215
                         1997  142,500       106,400         8,500       17,858
John A. Kane............ 1999  188,000        22,500        25,000        4,800
 Chief Financial Officer                              (CHI) 80,000
                         1998  167,000        90,500           --        15,215
                         1997  161,000        87,870         8,900       18,107
Henry M. Tufo,
 M.D.(/5/).............. 1999  372,430(/6/)   32,900           --           --
 Former Executive Vice   1998  250,000(/7/)   95,150           --        15,215
  President and Chief
  Operating Officer
                         1997  250,000(/7/)   99,000        26,663        6,987

--------
(1) In addition to receiving options to purchase common stock of the company, certain of the Named Executive Officers were granted options in 1999 to purchase common stock of CHI (designated in the table as CHI). Each CHI option of such Named Executive Officers has an exercise price of $10.00 and are fully vested and exercisable.
(2)  Represents the company's profit sharing plan contribution.
(3) Mr. Tarrant resigned as President in February 1999; he continues to serve as Chief Executive Officer.
(4)  Mr. Crook was named President and Chief Operating Officer in February
     1999.
(5) Dr. Tufo resigned as Chief Operating Officer in February 1999 and as Executive Vice President in September 1999; he currently performs certain consulting services for the company.
(6) Includes $133,333 paid to Dr. Tufo for consulting services from September 1 through December 31, 1999 and $10,400 paid to Dr. Tufo (pursuant to an agreement with Fletcher Allen Health Care, a customer of the company, entered into pursuant to Dr. Tufo's employment agreement with the company) in connection with his medical services provided to Fletcher Allen Health Care. See "Certain Relationships and Related Transactions."
(7) Includes $21,156 paid to Dr. Tufo (pursuant to an agreement with Fletcher Allen Health Care, a customer of the company, entered into pursuant to Dr. Tufo's employment agreement with the company) in connection with his medical services provided to Fletcher Allen Health Care. See "Certain Relationships and Related Transactions."

                             Option Grants in 1999

  The following table sets forth certain information concerning grants of stock options during the year ended December 31, 1999 to each of the Named Executive Officers in addition to Henry M. Tufo, M.D., the former Executive Vice President and Chief Operating Officer. The company granted no stock appreciation rights during fiscal 1999,.

                                                                                  Potential
                                                                             Realizable Value at
                                                                               Assumed Annual
                                                                               Rates of Stock
                                                                             Price Appreciation
                                                                               for Option Term
                                          Individual Grants                       ($)(/3/)
                         --------------------------------------------------- -------------------
                                            Percent of
                                           Total Options Exercise
                         Number of Shares   Granted To    Price
                            Underlying     Employees in    Per
                              Options       Fiscal Year   Share   Expiration
                         Granted(/1/)(/2/)      (%)        ($)       Date       5%       10%
                         ----------------- ------------- -------- ---------- -------- ----------
Richard E. Tarrant......       30,000          2.73%     $13.625    4/22/09  $257,061 $  651,442
                   (CHI)      105,000          8.41        10.00   11/15/09   660,345  1,673,385
James H. Crook, Jr......       85,000          7.74       13.625    4/22/09   728,339  1,845,753
                   (CHI)      105,000          8.41        10.00   11/15/09   660,345  1,673,385
Robert F. Galin.........       20,000          1.82       13.625    4/22/09   171,374    434,295
                   (CHI)       90,000          7.21        10.00   11/15/09   566,010  1,434,330
Jeffrey M. Blanchard....       30,000          2.73       13.625    4/22/09   257,061    651,442
                                5,000          0.45       13.625    4/22/09    42,843    108,574
                   (CHI)       80,000          6.41        10.00   11/15/09   503,120  1,274,960
John A. Kane............       20,000          1.82       13.625    4/22/09   171,374    434,295
                                5,000          0.46       13.625    4/22/09    42,843    108,574
                   (CHI)       80,000          6.41        10.00   11/15/09   503,120  1,274,960
Henry M. Tufo...........          --            --           --         --        --         --

--------
(1) Options have been granted during the fiscal year to the Named Executive Officers to purchase common stock of the company as well as common stock of CHI (designated in the table as CHI). Such options to purchase CHI common stock are fully vested and exercisable.
(2) All options to purchase shares of the common stock of the company vest according to various schedules over periods of time ranging from less than one year to eight years from date of grant. Vesting of certain options may accelerate upon the company's achievement of certain financial goals.
(3) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted assuming a 10 year realizable period. Actual gains, if any, on stock option exercises will depend on the future performance of the company's common stock and the date on which options are exercised.

                     Aggregated Options Exercises in 1999
                        and Year-End 1999 Option Values

  The following table sets forth certain information regarding stock options exercised during the year ended December 31, 1999 and stock options held as of December 31, 1999 by the Named Executive Officers in addition to Henry M. Tufo, M.D., the former Executive Vice President and Chief Operating Officer.

                                                                                      Value of Unexercised
                                                          Number of Securities       In-the-Money Options at
                           Shares                        Underlying Unexercised           Fiscal Year-
                         Acquired on      Value        Options at Fiscal Year-End       End($)(/2/)(/3/)
Name                     Exercise(#) Realized($)(/1/) Exercisable/Unexerciseable(#) Exercisable/Unexercisable
----                     ----------- ---------------- ----------------------------- -------------------------
Richard E. Tarrant......     --           $ --                 7,500/22,500             $131,719/$395,156
                   (CHI)     --             --                    105,000/0                           0/0
James H. Crook, Jr......     --             --                31,802/76,635             376,486/1,125,080
                   (CHI)     --             --                    105,000/0                           0/0
Robert F. Galin.........     --             --                53,819/43,397               216,713/279,852
                   (CHI)     --             --                     90,000/0                           0/0
Jeffrey M. Blanchard....     --             --                37,786/39,571               254,395/489,712
                   (CHI)     --             --                     80,000/0                           0/0
John A. Kane............     --             --                16,647/28,713               195,112/353,648
                   (CHI)     --             --                     80,000/0                           0/0
Henry M. Tufo, M.D......     --             --                11,524/15,139                   5,085/8,474

--------
(1) Value is calculated based on the option exercise price and the closing market price of the common stock on the date of exercise, multiplied by the number of shares as to which the exercise relates.
(2) The closing price for the company's common stock as reported by the Nasdaq National Market on December 31, 1999 was $31.25. Value is calculated on the basis of the difference between the option exercise price and $31.25, multiplied by the number of shares of common stock underlying the option.
(3) No public market exists for the shares of CHI common stock. Accordingly, no value in excess of the exercise price has been attributed to these options.

Compensation Committee Interlocks and Insider Participation

  The members of the Compensation Committee are Dr. Altman, Mr. Lash and Mr. Tarrant. Mr. Tarrant, the Chief Executive Officer of the company, did not participate in decisions concerning his own compensation or in decisions concerning stock options granted to certain executive officers of the company.

  The following is a description of certain transactions involving the company and/or certain members of its Board, its Compensation Committee or its executive management.

  Shelburne Road. Mr. Tarrant and Mr. Hoehl are the two general partners of BDP Realty Associates, a Vermont general partnership ("BDP"). No other executive officers or Directors of the company have any interest in BDP. BDP has no compensation committee or other committee performing similar functions.

  Until October 1999, the company leased from BDP the entire premises at 1500 Shelburne Road, Burlington, Vermont, consisting of approximately 20,000 square feet. The company leases the entire premises at 1400 Shelburne Road, Burlington, Vermont, consisting of approximately 120,000 square feet. The Committee on Interested Director Transactions of the Board approved the lease with BDP and the transactions contemplated thereby in February 1997 and December 1997. The company paid rent to BDP in the aggregate amount of $1,331,400 during 1999.

  The company is currently negotiating to acquire the land and buildings at Shelburne Road from BDP, consisting of approximately 112,000 square feet of office space and has commenced construction of approximately 90,000 additional square feet of office space at that location.

  Huntington Avenue. Mr. Tarrant is the President and a director of Huntington Real Estate, Inc., a Vermont corporation. Other executive officers or Directors of the company who serve as executive officers or directors of Huntington Real Estate are Mr. Hoehl (Vice President), Mr. Kane (Director, Vice President and Treasurer) and Mr. Baker (Director, Vice President and Secretary). Huntington Real Estate has no compensation committee or other board committee performing similar functions. Executive officers or Directors of the company who are stockholders of Huntington Real Estate are Messrs. Tarrant and Hoehl. Huntington Real Estate holds a 1% general partnership interest in the Huntington Avenue Limited Partnership, a Vermont limited partnership (the "Huntington Partnership"), and Messrs. Tarrant, Hoehl, Blanchard, Galin, Kane, Baker and another employee of the company hold 68% of the limited partnership interest.

  Until July 1999, when the office building owned by the Huntington Partnership was sold to an unrelated party, the company leased approximately 120,400 square feet of the premises located at 116 Huntington Avenue, Boston, Massachusetts, from the Huntington Partnership. The remainder of the premises, consisting of approximately 141,500 square feet, is leased to unrelated parties. The company paid rent to the Huntington Partnership relating to the premises in the amount of $2,888,712 during 1999.

  LBJ Freeway. Mr. Tarrant is the President and a director of LBJ Real Estate Inc., a Vermont corporation. Other executive officers or Directors of the company who serve as executive officers or directors of LBJ Real Estate are Mr. Hoehl (Vice President), Mr. Kane (Director, Vice President and Treasurer), and Mr. Baker (Director, Vice President and Secretary). LBJ Real Estate has no compensation committee or other board committee performing similar functions. Executive officers or Directors of the company who are stockholders of LBJ Real Estate are Messrs. Tarrant and Hoehl. LBJ Real Estate holds a 1% general partnership interest in 4901 LBJ Limited Partnership, a Vermont limited partnership ("LBJ"), and Messrs. Hoehl, Tarrant, Galin, Kane and two other employees of the company hold 73% of the limited partnership interest.

  The company leases approximately 37,868 square feet of office space located at 4901 LBJ Freeway, Dallas, Texas, from LBJ. The remainder of approximately 5,500 square feet is leased to unrelated parties. The company paid rent to LBJ in the amount of $457,777 during 1999.

  Commonwealth Avenue. The company leased during fiscal 1999 approximately 11,000 square feet of office space located at 882 Commonwealth Avenue, Brookline, Massachusetts from IDS Realty Trust, a Massachusetts nominee trust ("IDS"). The trustee of IDS is Mr. Tarrant and the beneficiaries of IDS include Messrs. Tarrant and Hoehl. The company paid rent to IDS relating to the premises in the amount of $87,936 for fiscal 1999.


  Stock Redemption Agreement. Mr. Tarrant and Mr. Hoehl (together with the trustees of the trust referenced below, the "Founding Stockholders") and the company entered into a Redemption Agreement provide for the orderly control and management of the company and to provide a source of funds for disabled Founding Stockholders and the estates of deceased Founding Stockholders. The agreement provides that neither Founding Stockholder may transfer his shares of common stock during the period commencing on April 1, 1993 and ending on the date both Founding Stockholders are deceased or incompetent, without the consent of the other Founding Stockholder.

  Each of Mr. Tarrant and Mr. Hoehl agreed that, in the event of his death or incompetency while the other is living and competent, the guardian or executor of such person shall enter into a voting trust agreement that gives the other Founding Stockholder the right to vote the shares of common stock of the deceased or incompetent Founding Stockholder. In the event that any shares of common stock are transferred to any third party, pursuant to the terms of the voting trust agreement or otherwise (other than in a registered public offering), the transferee will take such shares of common stock subject to the voting trust agreement, and as a condition precedent to the transfer, must agree in writing to be bound by the terms of the voting trust agreement.

Report of the Compensation Committee

  Executive Compensation Philosophy. The company's executive compensation program is designed to align executive compensation with financial performance, business strategies and company values and objectives. This program seeks to enhance the profitability of the company, and thereby enhance stockholder value, by linking the financial interests of the company's executives with those of its stockholders. Under the guidance of the company's Compensation Committee of the Board, the company has developed and implemented an executive compensation program to achieve these objectives while providing executives with compensation opportunities that are competitive with companies of comparable size in related industries. The program is more heavily oriented to bonus plans than other comparable companies. It is the company's philosophy to pay less-than-market base salaries and greater-than-market incentives.

  In applying this philosophy, the Compensation Committee has established a program to (1) attract and retain, executives of outstanding abilities who are critical to the long-term success of the company, and (2) reward executives for attainment of business objectives and enhancement of stockholder value by providing equity ownership in the company. Through these objectives, the company integrates its compensation programs with its annual and long-term strategic initiatives.

  Executive Compensation Program. The Compensation Committee, which is comprised solely of three outside Directors and the CEO, approves the executive compensation program on an annual basis, including specific levels of compensation for all executive officers. The company's executive compensation program has been designed to implement the objectives described above and is comprised of the following fundamental elements:

  . a base salary that is determined by individual contributions and sustained performance within an established competitive salary range, and

  .   an incentive program that rewards executives for meeting specific business objectives.

  Each of these elements of compensation is discussed below.

  Salary. Salary levels for the company's executive officers are determined based primarily on industry comparative studies performed by a nationally recognized executive compensation consulting firm. Salaries for executive officers are reviewed by the Compensation Committee on an annual basis. The Compensation Committee believes its current executive compensation, including salary and incentive compensation, to be at industry standards.

  Long-Term Incentive Compensation. The company's long-term incentive compensation program is primarily implemented through the grant of stock options. This program is intended to align executive interests with long-term interests of stockholders by linking executive compensation with stockholder enhancement. In addition, the program motivates executives to improve long-term stock market performance by allowing them to develop and maintain a long-term equity ownership position in the company's common stock. Stock options are granted at prevailing market prices and will only have value if the company's stock price increases in the future. Options vest according to various schedules over periods of time ranging from less than one year to eight years from date of grant. Vesting of certain options may accelerate upon the company's achievement of certain financial goals. Further, executives generally must be employed by the company at the time of vesting in order to exercise the options. The Compensation Committee, through a subcommittee composed solely of nonemployee Directors, authorizes the number of shares to be issued pursuant to option grants made to the company's executive officers. Stock options are awarded by the Compensation Committee based on individual achievements and a formula related to the cash compensation of executives.

  Chief Executive Officer Compensation. The Compensation Committee evaluates the performance of the Chief Executive Officer on an annual basis and reports its assessment to the outside members of the Board. The Compensation Committee's assessment of the Chief Executive Officer is based on a number of factors, including the following: achievement of short- and long-term financial and strategic targets and objectives, considering factors such as sales and earnings per share; the company's position within the industry in which it competes; overall economic climate; individual contribution to the company and such other factors as the Compensation Committee may deem appropriate.

  The salary of the Chief Executive Officer is reviewed by the Compensation Committee on an annual basis and, in determining any salary adjustment, the Compensation Committee considers the above factors. Based upon a review of such factors, the Chief Executive Officer's salary for 1999 was $372,986. This is lower than comparable salary levels at other companies within the industry and was based on an acknowledgment of the Chief Executive Officer's substantial equity ownership in the company and his request that he be paid less than the industry average. Also in recognition of his equity ownership, the company has not granted to the Chief Executive Officer any options to purchase common stock of the company.

  Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows tax deductions to publicly-traded corporations for compensation over $1.0 million paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The company structures the compensation arrangements of its executive officers to attempt to avoid disallowances under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Stuart H. Altman, Ph.D.
                                          Richard E. Tarrant
                                          Steven M. Lash

Stock Performance Graph

  The comparative stock performance graph below compares the cumulative stockholder return on common stock of the company for the period from November 17, 1995 through December 31, 1999 with cumulative total return on

  (1) the Nasdaq Total U.S. Index, and

  (2) the Nasdaq Computer & Data Processing Index.

  The graph assumes an investment of $100 in each of the company's common stock, the Nasdaq Total U.S. Index and the Nasdaq Computer & Data Processing Index, and reinvestment of all dividends. Measurement points are on November 17, 1995 and the last trading day of each calendar quarter thereafter, through the year ended December 31, 1999. Prior to November 17, 1995, the company's common stock was not registered under the Securities Exchange Act of 1934.

  IDX Systems Corporation Comparative Performance Graph




                             [GRAPH APPEARS HERE]


                IDX Systems
                Corporation     Market Index    Peer Index
                -----------     ------------    ----------
11/1995           100.0            100.0           100.0
12/1995           193.1            100.9           100.3
12/1996           159.0            124.2           123.8
12/1997           205.6            152.2           152.1
12/1998           244.4            214.6           271.5
12/1999           173.6            397.1           596.2

Compliance with Section 16 Reporting Requirements

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company's directors, executive officers and holders of more than 10% of the company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the company. Except as described below, and based solely on its review of copies of Section 16(a) reports filed by the reporting persons or written representations from reporting persons that no Form 5 filing was required for such person, the company believes that all filings required to be made by reporting persons of the company were timely made in accordance with the requirements of the Exchange Act.

  Steven M. Lash, a member of the Board of Directors of the company, reported the exchange of his shares of common stock of EDiX Corporation for shares of the company's common stock which occurred in April 1999 on a Form 4 filed on June 10, 1999.

  Allen Martin, a member of the Board of Directors of the company, reported the purchase of shares of the company's common stock which occurred in November 1999 on a Form 4 filed on January 4, 2000.

Certain Relationships and Related Transactions

 Real Estate Transactions.

  The following is a description of certain real estate transactions involving the company and all or certain of Richard E. Tarrant, Chief Executive Officer and Director; Robert H. Hoehl, Chairman of the Board; John A. Kane, Vice President, Finance and Administration, Chief Financial Officer and Treasurer; Robert F. Galin, Vice President, Sales; Robert W. Baker, Jr., Vice President, General Counsel and Secretary; and Jeffrey M. Blanchard, Vice President, Client Services.

  1500 Shelburne Road, South Burlington, Vermont. Pursuant to a lease dated as of July 6, 1979, revived, renewed and extended as of August 1, 1987 and as of September 19, 1995, the company leased the entire premises at 1500 Shelburne Road, consisting of approximately 20,000 square feet, from BDP Realty Associates, until October 1999. The partners of BDP are Messrs. Tarrant and Hoehl. The company paid rent to BDP relating to the premises in the amount of $154,800 for fiscal 1999.

  1400 Shelburne Road, South Burlington, Vermont. Pursuant to an Amended and Restated Lease Agreement effective November 1, 1997, the company leases the entire premises at 1400 Shelburne Road from BDP, consisting of approximately 120,000 square feet. The Committee on Interested Director Transactions of the Board approved the Amended and Restated Lease Agreement with BDP and the transactions contemplated thereby in February 1997 and December 1997. The company paid rent to BDP relating to the premises in the amount of $1,176,600 for fiscal 1999.

  The company is currently negotiating to acquire the land and buildings at Shelburne Road from BDP, consisting of approximately 112,000 square feet of office space and has commenced construction of approximately 90,000 additional square feet of office space at that location.

  116 Huntington Avenue, Boston, Massachusetts. Pursuant to an Agreement of Lease dated as of April 13, 1994, as amended on January 1, 1995, October 1, 1996 and February 1, 1997, the company leased approximately 120,400 square feet of the premises located at 116 Huntington Avenue from the Huntington Partnership until July 1999, when the office building owned by the Huntington Partnership was sold to an unrelated party. The remainder of the premises, consisting of approximately 141,500 square feet, is leased to unrelated parties. The company paid rent to the Huntington Partnership relating to the premises in the amount of $2,888,712 during 1999.

  Huntington Real Estate, Inc. holds a 1% general partnership interest in the Huntington Partnership, and Messrs. Tarrant, Hoehl, Blanchard, Galin, Kane, Baker and another employee of the company hold 68% of the limited partnership interest. The executive officers or Directors of the company who serve as executive officers of Huntington Real Estate, Inc. are Mr. Tarrant (Director and President), Mr. Hoehl (Vice President), Mr. Kane (Director, Vice President and Treasurer), and Mr. Baker (Director, Vice President and Secretary).

  4901 LBJ Freeway, Dallas, Texas. Pursuant to a lease dated as of April 7, 1992, as amended as of December 31, 1994, May 1, 1995, April 21, 1997 and February 1, 1998, the company leases approximately 37,868 square feet of office space located at 4901 LBJ Freeway from 4901 LBJ Limited Partnership ("LBJ"). The remainder of approximately 5,500 square feet is leased to unrelated parties. The company paid rent to LBJ in the amount of $457,777 during the fiscal year ended December 31, 1999.

  LBJ Real Estate Inc. holds a 1% general partnership interest in LBJ, and Messrs. Hoehl, Tarrant, Galin, Kane and two other employees of the company hold 73% of the limited partnership interest. The executive officers or Directors of the company who serve as executive officers of LBJ Real Estate Inc. are Mr. Tarrant (President), Mr. Hoehl (Vice President), Mr. Kane (Director, Vice President and Treasurer), and Mr. Baker (Director,
Vice President and Secretary). On February 15, 1998, the Committee on Interested Director Transactions of the Board, composed solely of the non-employee Directors of the company, approved the lease by the company of as much additional space as may become available in the premises owned by LBJ as may be needed by the company, provided the rental rates are at fair market value and other terms are commercially reasonable.

  882 Commonwealth Avenue, Brookline, Massachusetts. Pursuant to a lease dated as of December 1, 1981, renewed, revived and extended as of June 29, 1995, the company leases approximately 11,000 square feet of office space from IDS. The trustee of IDS is Mr. Tarrant and the beneficiaries of IDS include Messrs. Tarrant and Hoehl. The company paid rent to IDS relating to the premises in the amount of $87,936 for fiscal 1999.

 Other Transactions.

  The following is a description of certain other transactions involving the company and all or certain of its Directors, executive officers and stockholders:

  See "Compensation Committee Interlocks and Insider Participation" above for information relating to certain transactions between the company and entities in which Mr. Tarrant and certain other executive officers and Directors of the company have an interest.

  Dr. Tufo and the company entered into an Amended and Restated Consulting/Employment Agreement, dated as of March 7, 1995, as amended by an Amendment, dated as of February 16, 1999, and as further amended by a Third Amendment, dated as of August 1, 1999. Pursuant to this agreement, Dr. Tufo will serve as a consultant to the company until June 30, 2000, at a base salary of $400,000 per annum, payable semi-monthly. The agreement renews automatically for successive one-year terms until either party gives at least 12 months advance written notice of its intent not to renew. If the company terminates this agreement prior to June 30, 2000 without cause (as defined in the agreement), the company will be required to pay to Dr. Tufo (1) the compensation due to him as if his services had continued until such date plus
(2) an amount equal to the difference between the market price of IDX common stock on the date of termination and the exercise price of all unexercised options granted to Dr. Tufo that would have become exercisable on or before June 30, 2000.

  In September 1999 and December 1999, the company entered into indemnification agreements with each of its Directors and executive officers, pursuant to which the company shall indemnify such Director or executive officer to the fullest extent possible under Vermont law.

  On January 10, 2000, CHI sold 2,542,243 shares of its Series A convertible preferred stock at a price of $11.80 per share to Pequot Private Equity Fund II, L.P., an affiliate of Pequot Capital Management, Inc., a beneficial owner of more than 5% of the outstanding shares of the company's common stock.

  On January 17, 2000, Messrs. Altman, Lash, Martin, Sample and Van Etten, each a Director of the company, were each granted options to purchase 2,000 shares of common stock of CHI, each with an exercise price of $11.80 per share, as part of their compensation. These options will become fully vested and exercisable on January 17, 2001.

  On January 31, 2000, CHI sold an aggregate of 177,186 shares of its Series A convertible preferred stock, at a price of $11.80 per share, to the following Directors and officers of the company: Mr. Hoehl, 105,000 shares; Mr. Martin, 21,186 shares; Mr. Wheeler, 20,000 shares; Dr. Tufo, 15,000 shares; Dr. Altman, 10,000 shares; Mr. Lash, 5,000 shares; and Mr. Sample, 1,000 shares. See notes to the table under "Security Ownership of Certain Beneficial Owners and Management" for information relating to the beneficial ownership of such shares.

 Conflict Policy.

  The company adopted a policy, effective following the consummation of its initial public offering November 22, 1995, that all material transactions between the company and its officers, Directors and other affiliates must (1) be approved by a majority of the members of the Board and by a majority of the disinterested members of the Board and (2) be on terms no less favorable to the company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the company to its officers, Directors or other affiliates be for bona fide business purposes only.

  The company believes that the transactions discussed under the heading "Certain Relationships and Related Transactions" were on terms no less favorable to the company than could have been obtained with unrelated third parties.

                       SELECTION OF INDEPENDENT AUDITORS

  The Board, on the recommendation of its Audit Committee, has selected the firm of Ernst & Young LLP, independent auditors, as auditors of the company for the fiscal year ending December 31, 2000.

  Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

Matters to be Considered at the Meeting

  The Board does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

  All costs of solicitation of proxies will be borne by the company. In addition to solicitations by mail, the company's Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Deadline For Submission of Stockholder Proposals for the 2001 Annual Meeting

  Proposals of stockholders intended to be included in the company's proxy statement for the 2001 Annual Meeting of Stockholders must be received by the company at its principal office in Burlington, Vermont not later than December 22, 2000.

  Stockholders who wish to make a proposal at the 2001 Annual Meeting--other than one that will be included in the company's proxy materials--must notify the company no later than March 7, 2001. If a stockholder who wishes to present a proposal fails to notify the company by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting.

                                          By Order of the Board of Directors,

                                          ROBERT W. BAKER, JR., Secretary
April 21, 2000

  The Board of Directors encourages Stockholders to attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend this meeting may vote their stock personally even though they have sent in their proxies.

                                                                      Appendix A
[X]  PLEASE MARK BOXES
     AS IN THIS EXAMPLE

                        ------------------------------
                            IDX SYSTEMS CORPORATION
                        ------------------------------
                             PROXY APPOINTMENT FORM

Mark box at right if an address change or comment has been noted on the reverse side of this card. [_]

CONTROL NUMBER:
RECORD DATE SHARES:

                                                                ----------------
Please be sure to sign and date this Proxy Appointment Form.    Date
--------------------------------------------------------------------------------

             Stockholder sign here             Co-owner sign here
-------------                     -------------                  ---------------

1. To elect the following Class II Directors
   (except as marked below):                 FOR ALL    WITH-   FOR ALL
                                             NOMINEES   HOLD     EXCEPT

   (01) Henry M. Tufo, M.D.                    [_]      [_]       [_]
   (02) Steven M. Lash
   (03) Peter W. Van Etten

     INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) in the list above. Your shares will be voted for the remaining nominee(s).

     Please sign exactly as name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign by authorizing person.

DETACH CARD                                                          DETACH CARD

                            IDX SYSTEMS CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Appointment Form. There are issues related to the management and operation of IDX Systems Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the Proxy Appointment Form to indicate how your shares will be voted, then sign the card, detach it and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 15, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

IDX Systems Corporation

                            IDX SYSTEMS CORPORATION

                            PROXY APPOINTMENT FORM
                 Annual Meeting of Stockholders - May 15, 2000
               This Proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoint(s) Richard E. Tarrant, John A. Kane and Robert W. Baker Jr., and each of them, with full power of substitution, as proxies, to represent and to vote, as designated herein, all shares of Common Stock of IDX Systems Corporation (the "Company") which the undersigned would be entitled to vote as if personally present at the Annual Meeting of Stockholders of the Company to be held at the Clarion Hotel and Conference Center at 1117 Williston Road, South Burlington, Vermont 05403, on May 15, 2000 at 10:00 a.m., local time, and at any adjournment thereof.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This Proxy Appointment Form, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. Attendance of the undersigned at the meeting, or any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his or her intent to vote in person.


--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

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